UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

EVOQUA WATER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 772-0044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 9, 2018, the Board of Directors (the “Board”) of Evoqua Water Technologies Corp. (the “Company”) increased the size of the Board by one director (to a total size of eight directors) and filled the vacancy created by such increase by appointing Mr. Peter M. Wilver, age 58, as a Class II director, effective January 9, 2018. Mr. Wilver was appointed to serve as an independent member of the Board. Mr. Wilver will hold office until the date of the Company’s Annual Meeting of Stockholders for fiscal 2019 and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Mr. Wilver will serve as a member of the Audit Committee in the role of chairman.

Mr. Wilver was Executive Vice President and Chief Administrative Officer of Thermo Fisher Scientific Inc. (“Thermo Fisher”), a publicly-traded leading provider of laboratory products and services (NYSE: TMO), from 2015 to his retirement from Thermo Fisher in March 2017. He previously served 11 years as Chief Financial Officer of Thermo Fisher. Before joining Thermo Fisher in 2000, Mr. Wilver worked for General Electric, Grimes Aerospace Company, and Honeywell International (formerly AlliedSignal), where he most recently served as Vice President and Chief Financial Officer of the electronic materials business. Mr. Wilver also serves on the boards of directors of CIRCOR International, Inc. (NYSE: CIR) and Tenet Healthcare Corporation (NYSE: THC), and on the Advisory Board of Letter One Health. Mr. Wilver is a certified public accountant. Mr. Wilver’s qualifications to sit on the Board include his experience in strategic planning and expertise in leading the financial, accounting and investor relations functions of large, multi-national manufacturing companies.

Mr. Wilver was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mr. Wilver has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Wilver has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Wilver satisfies the definition of “independent director” under the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission.

Mr. Wilver will be compensated in the same way as other independent directors of the Company, in accordance with the Company’s director compensation policy, as it may be amended from time to time.

The Company and Mr. Wilver will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.33 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-220785) and is hereby incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2018		EVOQUA WATER TECHNOLOGIES CORP.

	By:	/s/ Benedict J. Stas
Benedict J. Stas
Chief Financial Officer

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